UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934



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Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
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[X]  Soliciting Material Pursuant to Section 210.14a-12


                                  Filing by:

                      AMERICAN WATER WORKS COMPANY, INC.
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             (Name of each Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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

[The following is an excerpt from Illinois-American & Iowa-American Water Companies' internal newsletter dated Friday, September 28, 2001:]

[Logo]


Jim Barr Holds Open Forum

American Water's Jim Barr, Ellen Wolf and Nancy Macenko were in Champaign Wednesday for a meeting with managers of Illinois-American, Iowa-American, Indiana-American and Missouri-American.

Representing Illinois-American were: Terry Gloriod, Doug Mitchem, Fred Ruckman, Gary Mendenhall, Terry Mackin, Karen Cooper, David Baker, Kevin Hillen, Randy West, Mike Lawhon, Barry Suits and Connie Reese.

Representing Iowa-American were Brock Earnhardt and Charlie Jones.

As part of a "cascading" communications program, attendees are being asked to share and communicate their insights from the meeting to their associates.

     Some highlights of Wednesday's meeting:

o Barr, Wolf and Macenko were in Charleston, West Virginia on Tuesday and Hershey, PA on Thursday. They are in Haddon Heights, NJ, today to hold similar meetings with management associates.

o Barr said American Water Works was not for sale. The company was not being marketed. He was first approached by RWE AG by phone in May when he was attending the annual Business Forum in Annapolis, MD. The first meeting between American Water and RWE AG was the Friday before Memorial Day (May 25).

o Barr and Wolf were in New York City on Sept. 10. They flew home that evening. Barr remembers looking at the World Trade Center as he left the city, not knowing the tragedy that would happen the next morning.

o Barr said there were three key factors that had to be answered before he would seriously consider discussing a sale: 1) The full value of the company; 2) A continued commitment to customers and communities served;
     3) A commitment to the people of American Water.

o Barr believes there will be four key factors that will be discussed intensely during the regulatory process: 1) Foreign ownership; 2) Premium recovery; 3) Communities involvement-customer service; 4) People - what happens to them? "I believe we can answer those concerns relatively easy," said Barr. "I can assure you there will not be a rate increase associated with this acquisition."

o Barr said he and Voorhees staff would work hard to keep everyone informed during the approval and transition process. "No question should go unanswered," he said. He mentioned a newsletter would be sent to all associates. The first issue was received via e-mail Thursday.

[Logo]

                         RWE Acquisition Update #2

October 2, 2001

This is one in a series of updates on the RWE/Thames acquisition for Associates of American Water. Frequent updates will be distributed in the coming weeks via email. They will then be archived, along with other materials, in the "RWE Acquisition Update" database on Lotus Notes.


Answers to Frequently Asked Questions:

We've heard so many times over the years that the Company was not for sale. How could this be true in light of the agreement with RWE?

The fact is, our Company has not been for sale. Even when representatives of RWE first approached us at the end of May 2001, we were not looking for a buyer. However, the officers and directors of the Company have an obligation to act in the best interests of our shareholders. RWE came to us with an attractive offer and our Board of Directors unanimously agreed to recommend the transaction to our shareholders.


If the initial contact was made in May, why did it take until September 16 to arrive at an agreement?

The Company insisted that three equally key elements be addressed before any agreement could be reached. First, the full value of the company had to be acknowledged; second the contributions of American Water Associates and retirees had to be recognized and third, there had to be a continued commitment to our customers and the communities we serve. Various aspects of those elements and other important terms, had to be thoroughly explored and detailed before an agreement could be reached.


What are the most common questions that we have been asked about this transaction?

The questions fall into four areas: Proposed foreign ownership; the recovery of the purchase price; commitment to the community and customer service; and staffing levels upon the completion of the transaction. In the coming days, as responses are developed, we will pass them along to you.


                  Continued . . .

When will the offer be presented to shareholders?

Before the shareholders can meet to vote on the transaction, a proxy statement and other related documents need to be prepared and distributed to all shareholders. The proxy statement will explain the terms of the merger agreement that the shareholders are being asked to approve. That process is expected to take several months to complete. That means the special meeting of the shareholders on the transaction will probably not be held until early 2002.


What if another company comes along with a better offer. Could we accept it?

The agreement permits the Board of Directors to accept a better agreement, as part of its fiduciary duties, anytime before the shareholder vote is taken. There would be a substantial fee payable by the company associated with such a decision, but it is permitted.


Will the Unions continue to exist after the transaction closes?

Yes. The Unions and all collective bargaining agreements will be recognized and honored by RWE.


Once the transaction is complete, will my years of service be carried forward?

Yes, your years of service will continue unchanged.


                   *                *                 *

         American Water Works Company, Inc. (the "Company"), RWE Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("Guarantor"), Thames Water Aqua Holdings GmbH, a company organized under the laws of the Federal Republic of Germany and a wholly owned subsidiary of Guarantor ("Parent"), and Apollo Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") have entered into an Agreement and Plan of Merger, dated as of September 16, 2001, pursuant to which Sub will be merged with and into the Company with the Company surviving the merger (the "Merger"). In connection with the Merger, the Company will be filing a proxy statement with the Securities and Exchange Commission (the "SEC"). SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by the Company with the SEC in connection with the Merger at the SEC's web site at www.sec.gov. Security holders of the Company may also obtain for free a copy of the proxy statement and other documents filed with the SEC by the Company in connection with the Merger by contacting Nancy A. Macenko, Vice President External Affairs, at (856) 566-4026.

          The Company and its subsidiaries and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in favor of the Merger. These directors include the following: Marilyn Ware, Gerald C. Smith, J. James Barr, Henry G. Hager, Ross A. Webber, Frederick S. Kirkpatrick, Paul W. Ware, Nancy Ware Wainwright, Ray J. Groves, Elizabeth H. Gemmill, William S. White, Anthony P. Terracciano, William O. Albertini, Rhoda W. Cobb and Horace Wilkins, Jr. and these officers include Joseph F. Hartnett, Jr., Daniel L. Kelleher, W. Timothy Pohl, Robert D. Sievers, Ellen C. Wolf, Nancy A. Macenko and James E. Harrison. Collectively, as of March 5, 2001, the directors and executive officers of the Company may be deemed to beneficially own approximately 21.9% of the outstanding shares of the Company's common stock and under 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series. Stockholders of the Company may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

         Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; the ability to satisfy the conditions to closing set forth in the definitive agreement; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.